Exhibit 2
+ Computershare Investor Services Inc. 9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 Telephone: 1 800 561-0934 514-982-7555
MR A SAMPLE BCE@computershare.com DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C 1234567890 J N T <TAX ID> W9 CERTIFIED: Y/N <Certified Y/N> TOTAL COMMON SHARES 12345678901234
BCE INC. — LETTER OF TRANSMITTAL
TO: COMPUTERSHARE INVESTOR SERVICES INC. (“Computershare”)
The undersigned represents and warrants that: (i) the undersigned is the registered holder of the deposited common shares of BCE Inc. (“BCE”); (ii) such share certificate(s) delivered herewith are owned by the undersigned free and clear of any hypothecations, mortgages, liens, charges, security interests, and adverse rights or claims; (iii) the undersigned has full power and authority to execute and deliver this Letter of Transmittal; and (iv) the undersigned has full power and authority to deposit, sell, assign, transfer and deliver the deposited common shares.
The share certificates are hereby surrendered to Computershare in connection with the statutory arrangement under Section 192 of the Canada Business Corporations Act (the “Arrangement") of BCE involving, among other things, the acquisition by BCE Acquisition Inc. (the “Purchaser"), a corporation organized by an investor group led by Teachers’ Private Capital, the private investment arm of the Ontario Teachers’ Pension Plan Board, and affiliates of Providence Equity Partners Inc., Madison Dearborn Partners, LLC and Merrill Lynch Global Private Equity of all outstanding shares of BCE pursuant to a definitive agreement made as of June 29, 2007 between BCE and the Purchaser, as amended on July 12, 2007 and on July 4, 2008. The effective date of the Arrangement (the “Effective Date”) is scheduled to occur on December 11, 2008, subject to satisfaction or waiver of all conditions to the closing of the Arrangement.
As soon as practicable after the Effective Date, by surrendering the common share certificates listed on the enclosed Certificate Listing Form (as defined below) together with this duly completed and executed Letter of Transmittal and such additional documents and instruments as Computershare may reasonably require, the undersigned will be entitled to receive in exchange therefor, and Computershare will deliver to the undersigned, a cheque issued by Computershare representing cash consideration per common share of $42.75 (subject to applicable withholding), which such holder has the right to receive under the Arrangement. In accordance with the Arrangement, as of the effective time of the Arrangement, the undersigned will cease to be the holder of common shares of BCE and will cease to have any rights as a holder of such common shares, other than the right to be paid such cash consideration.
Lost Certificates: If you cannot locate some or all of your certificates, read, complete and sign Box A on the reverse of this form and mark the boxes on the attached Certificate Listing Form with an “X” corresponding to the certificate number you cannot locate.
Currency: Unless otherwise indicated, references herein to “$” or to “dollars” are to Canadian dollars. Payment of the consideration set out above will be made in U.S. dollars to U.S. shareholders, based on the rate of exchange at the time of payment unless you elect to receive payment in Canadian dollars by completing Box B on the reverse of this form.
1. Your BCE common share certificates:
As you hold more than 10 certificates, a separate listing form of these certificates (“Certificate Listing Form”) is enclosed with the Letter of Transmittal. Please return the Certificate Listing Form, along with this Letter of Transmittal, with your share certificates to Computershare.
2. Signatures: Please sign and date this form. The name(s) of the registered holder(s) are listed in the Name and Address section, at the top of this form. All registered holders must sign exactly as your name(s) appear(s) above.
Signature of Owner Certification Signing Capacity ___Signature of Co-Owner (if more than one registered holder listed) Signing Capacity ___
MM / DD / YY
.Date
1 2 3 4 5 6 7 8 9 0 1 2 3 4 2 E L C A L T C 0 8 B C E Q I S S X X +

. INSTRUCTIONS:
1. Each registered shareholder holding common share certificate(s) of BCE must deliver this Letter of Transmittal, duly completed and signed, together with the original share certificate(s) listed on the enclosed Certificate Listing Form to Computershare at one of the addresses listed below. The method of delivery to Computershare is at the option and risk of the shareholder, but if mail is used, registered mail with return receipt requested, and with the proper insurance obtained, is recommended. Computershare will not consider the requisite documents received until they are physically received by Computershare.
2. If this Letter of Transmittal is signed by a person other than the registered owner(s) of the accompanying original certificate(s), or if a cheque is to be issued to a person other than the registered owners, such deposited certificate(s) must be endorsed or be accompanied by appropriate share transfer power(s) of attorney properly completed by the registered owner(s); and the signature(s) on such endorsement or power(s) of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed. Shareholders are advised to read in full Section 1(d) of the letter of instruction received with this Letter of Transmittal and to comply with the procedures stated in that section 1(d).
BOX A • AFFIDAVIT OF LOST OR DESTROYED CERTIFICATES • BCE INC.
By checking any of the lost certificate box(es) on the front page of the Letter of Transmittal or on the Certificate Listing Form, as applicable, and signing the bottom of this form, the undersigned person(s) being fully sworn deposes and says that: “I am the lawful owner of the certificate(s) and the common shares represented thereby. The certificate(s) has(have) not been endorsed, cashed, negotiated, transferred, assigned or otherwise disposed of. I have made a diligent search for the certificate(s) and have been unable to find it (them), and make this Affidavit for the purpose of receiving, without surrender of the certificate(s), from Computershare, a cheque representing the cash payment I am entitled to under the statutory arrangement under Section 192 of the Canada Business Corporations Act of BCE involving, among other things, the acquisition by BCE Acquisition Inc. (the “Purchaser") of all outstanding common shares of BCE. I hereby agree that if the certificate(s) should ever come into my hands, custody or power, I will immediately and without consideration surrender the certificate(s) to BCE. In consideration, I agree to completely indemnify, protect and save harmless BCE, the Purchaser, Computershare Investor Services Inc. (“Computershare"), and any other party to the transaction (each, an “Obligee"), and Computershare’s insurance Company, Chubb Insurance Company of Canada , from and against all losses, costs and damages, including court costs and solicitors fees, which such person(s) may be subject to or liable for in respect of the cancellation of the certificate(s). The rights accruing to the Obligees under the preceding sentence shall not be limited by the negligence, inadvertence, accident, oversight or breach of any duty or obligation on the part of the Obligees or their respective officers, employees and agents, of their failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure occurs or has occurred. I authorize Computershare to deliver this Affidavit to Chubb Insurance Company of Canada which has underwritten a bond of indemnity to protect the foregoing parties.
LOST CERTIFICATE BOND ___$1.07 CAD ___ PREMIUM CALCULATION: Common Shares Lost X Bond Premium = Total Premium Payable
Per Common Share (Minimum CAD $20.00)
INSTRUCTIONS:
1. To calculate your the lost certificate premium, multiply the number of common shares lost by the Bond Premium per common share noted above. There is a minimum premium of CAD $20.00. The premium payable will be deducted from your proceeds.
2. If you are receiving US dollars and have not elected to receive Canadian dollars and are claiming a lost certificate, the lost certificate premium, indicated above, will be converted to US dollars at prevailing market rates.
3. If you have lost your certificate(s) representing five or less of the common shares you hold as at the effective time of the Arrangement, the premium to replace such certificate(s) has been waived by BCE. In such case, please sign this affidavit and indicate the lost certificate number(s) on the front page of the Letter of Transmittal or on the Certificate Listing Form, as applicable.
4. If any amount of lost share certificates represents a value of common shares as at the effective time of the Arrangement of more than CAD $250,000.00, please contact Computershare for additional information.
5. All registered shareholders MUST sign below exactly as their names appear on the front page of this Letter of Transmittal. If your lost certificate(s) is (are) part of an estate or trust, please contact Computershare for additional information.
Signature of Owner and U. Signing Signing Capacity Capacity ___ . Person for Tax Certification Signature of Co-Owner (if more than one registered holder listed)
MM / DD / YY
.Date
BOX B – CURRENCY ELECTION
Mark an “X” in the box if you wish to receive payment in Canadian dollars
Please send all certificates and other requisite documentation to the offices of Computershare as indicated below: BY MAIL BY REGISTERED MAIL, HAND OR COURIER
Computershare Investor Services Inc. Computershare Investor Services Inc.
PO Box 7026 100 University Avenue
31 Adelaide Street East 9th Floor
Toronto, ON Toronto, Ontario
M5C 2V1 M5J 2Y1
The U.S. Forwarding Agent is: Computershare Trust Company, N.A.
Attention: Corporate Actions, CPU, Canada
250 Royall Street
Canton, MA 02021

MR A SAMPLE
DESIGNATION (IF ANY)
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C1234567890

XXX 123

BCE Inc. - Certificate Listing Form

Please read the enclosed Letter of Transmittal before you complete this form. Locate all of your certificates listed below and attach them, along with this form, to the Letter of Transmittal.

Lost	Certificate Number	Number of Common Shares	Lost	Certificate Number	Number of Common Shares
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234

UnCertificated Share Total
12345678901234

000000 2ELCALT C08 BCEQ ISSXX